UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020 (April 9, 2020)

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-8472 (Commission File Number)	94-1109521 (I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of principal executive offices) (Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HXL	New York Stock Exchange
Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with other proactive measures being taken in response to the impacts of the coronavirus disease (“COVID-19”), the Board of Directors (the “Board”) of Hexcel Corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board, has reduced the 2020 base salaries of the Company’s executive officers, including its named executive officers, effective April 20, 2020, for a period of three months or until such later time as determined by the Board (the “Reduction Period”). During the Reduction Period, the base salary of the Company’s Chairman, Chief Executive Officer and President will be reduced by 50%, and the base salaries of all other named executive officers will be reduced by 30%. Where necessary pursuant to the named executive officer’s existing employment agreement with the Company, such named executive officer agreed to waive any breach by the Company that would be triggered by the salary reduction during the Reduction Period. The Board also determined that any compensation or severance payments will be calculated based on each executive officer’s base salary as in effect immediately prior to the forgoing reductions or such greater base salary as may be in effect in the future.

Item 7.01	Regulation FD Disclosure.

In addition, the Board, upon recommendation of the Compensation Committee of the Board, also reduced the cash retainer fees of the non-employee directors of the Company, including the value of any restricted stock units any non-employee director has elected to receive in lieu of cash retainer, by 50%, effective for the second quarter of 2020 or until such later time as determined by the Board. The Company is also implementing salary reductions for most U.S. salaried employees during the Reduction Period, as well as temporary wage and hour reductions outside of the U.S., to help mitigate the financial impact of COVID-19.

The information included in this Item 7.01 shall not be deemed “filed” for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2020

Hexcel Corporation

By: /s/ Gail E. Lehman

Name: Gail E. Lehman

Title: Executive Vice President, General Counsel and Secretary